UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MOTRICITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1059798
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 108th Avenue Northeast, Suite 900 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase units consisting of 0.02599 shares of 12% Redeemable Series J Preferred Stock and 0.30861 warrants to purchase a share of Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-178309

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Form 8-A is being filed in connection with Motricity, Inc.’s (the “Company”) listing of transferable subscription rights (the “Rights”) to purchase units consisting of 12% Redeemable Series J Preferred Stock and warrants to purchase a share of the Company’s common stock, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the Nasdaq Stock Market LLC. On July 24, 2012, we declared that we distributed 46,163,685 subscription rights to the holders of our common stock. Each subscription right entitles the holder thereof to purchase a unit consisting of 0.02599 shares of 12% Redeemable Series J Preferred Stock and 0.30861 warrants to purchase a share of Common Stock for a subscription price of $0.65 per unit.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Rights to be registered hereunder is set forth under the caption “Description of the Company’s Securities – Subscription Rights” in the prospectus (the “Prospectus”) filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus constitutes a part of our Registration Statement initially filed with the Securities and Exchange Commission on Form S-3 on December 2, 2011, including all amendments thereto on Form S-1 (File No. 333-178309). Such Prospectus is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits to this Registration Statement on Form 8-A are incorporated herein by reference as indicated below:

Exhibit Number	Incorporated by Reference	Description of Documents

3.1	A	Restated Certificate of Incorporation

3.2	B	Bylaws

3.3	C	Form of Certificate of Designations relating to Series J preferred stock

4.1	D	Form of the Company’s Common Stock Certificate

4.2	C	Form of the Company’s Series J Preferred Stock Certificate

4.3	C	Form of Subscription Rights Certificate

4.4	C	Warrant Agreement by and between the Company and American Stock Transfer and Trust Company

Filed as an exhibit to the document referred to by letter as follows:

A	Registration Statement on Form S-1/A, File No. 333-164471, filed on June 15, 2010
B	Registration Statement on Form S-1/A, File No. 333-164471, filed on April 26, 2010
C	Amendment No. 5 to Registration Statement on Form S-3 on Form S-1, filed on July 9, 2012
D	Registration Statement on Form S-1, File No. 333-164471, filed on May 14, 2010

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 24, 2012

MOTRICITY, INC.

By:	/s/ James R. Smith, Jr.
Name:	James R. Smith, Jr.
Title:	Interim Chief Executive Officer